Exhibit 99.4

                             JOINT FILER INFORMATION




NAME:                Ascend Retail Investment LLC

                     ADDRESS:  c/o Straus Capital Group, LLC
                               411 Hackensack Avenue, 7th Floor
                               Hackensack, NJ 07601

DESIGNATED FILER:  OJSAC, Inc.

ISSUER AND TICKER SYMBOL:  Odd Job Stores, Inc. (ODDJ)

DATE OF EVENT REQUIRING STATEMENT:  July 17, 2003

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:  10% owner



SIGNATURE:        Ascend Retail Investment LLC


                  By: /s/ Moshael Straus
                     --------------------------
                     Managing Member


Dated: July 17, 2003